Exhibit 99.1

Third Quarter 2012 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance, results or events. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others: risks associated with investment in real estate assets, which are illiquid, and with trends in the real estate industry; competitive market conditions; the ability to complete potential acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for debt service and exposure of risk of default under debt obligations; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2011, and it’s other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under Federal securities laws.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Table of Contents

Page
Corporate Data and Financial Highlights
Company Background	1
Financial Highlights	2
Common Stock Data	3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Funds From Operations and Funds Available for Distribution	6
Portfolio Data
Same Store Analysis	7
Stabilized Portfolio Occupancy Overview	8-12
Submarket Statistics	13
Information on Leases Commenced & Leases Executed	14
Capital Expenditures	15
Lease Expiration Summary and Lease Expirations by Region	16-19
Top Fifteen Tenants	20
2012 Operating Property Acquisitions	21
2012 Development & Redevelopment Acquisitions	22
2012 Dispositions & Properties Held for Sale	23
Development
In-Process Development and Redevelopment Projects	24
Future Development & Redevelopment Pipeline and Other Land Holdings	25
Debt and Capitalization Data
Capital Structure	26
Debt Analysis	27-28
Non-GAAP Supplemental Measures	29-33

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the premier office and industrial submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego County, greater Seattle, and the San Francisco Bay Area. As of September 30, 2012, the Company’s stabilized portfolio consisted of 111 office buildings, which encompassed an aggregate of 12.7 million rentable square feet and was 91.1% occupied.

Board of Directors		Senior Management		Investor Relations
John B. Kilroy, Sr.	Chairman	John B. Kilroy, Jr.	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.		Jeffrey C. Hawken	Executive VP and COO
William P. Dickey		Eli Khouri	Executive VP and CIO
Scott S. Ingraham		Tyler H. Rose	Executive VP and CFO
John B. Kilroy, Jr.		David Simon	Executive VP
Dale F. Kinsella		John T. Fucci	Sr. VP, Asset Management
		Heidi R. Roth	Sr. VP, CAO and Controller
		Steve Scott	Sr. VP, San Diego
		Justin W. Smart	Sr. VP, Development

Equity Research Coverage

Bank of America Merrill Lynch		JMP Securities
James Feldman	(646) 855-5808	Mitch Germain	(212) 906-3546

Cantor Fitzgerald & Company		J.P. Morgan
Evan Smith	(212) 915-1220	Anthony Paolone	(212) 622-6682

Citigroup Investment Research		KeyBanc Capital Markets
Michael Bilerman	(212) 816-1383	Craig Mailman	(917) 368-2316

Cowen and Company		Morgan Stanley
James Sullivan	(646) 562-1380	Chris Caton	(415) 576-2637

Deutsche Bank Securities, Inc.		RBC Capital Markets
John N. Perry	(212) 250-4912	Richard Moore	(440) 715-2646

Green Street Advisors		Stifel, Nicolaus & Company
Michael Knott	(949) 640-8780	John W. Guinee III	(443) 224-1307

ISI Group		UBS Investment Research
Steve Sakwa	(212) 446-9462	Ross T. Nussbaum	(212) 713-2484

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Financial Highlights

(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	9/30/2012 (1)		6/30/2012		3/31/2012 (2)(3)		12/31/2011 (2)(4)		9/30/2011 (2)
INCOME ITEMS (Including Discontinued Operations):
Revenues	$111,375		$103,922		$100,413		$105,138		$97,806
Lease Termination Fees	261		401		106		596		280
Net Operating Income	77,603		73,230		73,588		76,590		69,525
Acquisition-related Costs	556		1,813		1,528		1,224		1,163
Capitalized Interest and Debt Costs	4,989		4,334		3,831		2,688		2,398
Net (Loss) Income Available to Common Stockholders	(2,753)		(800)		67,540		39,910		10,195
EBITDA (5)	68,650		62,056		63,777		67,872		62,037
Funds From Operations (6)(7)	43,142		39,508		32,990		40,528		33,878
Funds Available for Distribution (6)(7)	32,366		21,099		26,818		22,578		18,854
Net (Loss) Income Available to Common Stockholders per common share - diluted	$(0.04)		$(0.02)		$1.06		$0.68		$0.17
Funds From Operations per common share - diluted	$0.57		$0.55		$0.49		$0.66		$0.56
Dividends per common share	$0.35		$0.35		$0.35		$0.35		$0.35
RATIOS (Including Discontinued Operations):
Operating Margins	69.7%		70.5%		73.3%		72.8%		71.1%
Interest Coverage Ratio (8)	3.0	x	3.0	x	3.0	x	3.1	x	2.7	x
Fixed Charge Coverage Ratio (9)	2.6	x	2.6	x	2.5	x	2.6	x	2.3	x
FFO Payout Ratio (10)	62.1%		62.6%		74.3%		52.3%		62.2%
FAD Payout Ratio (11)	82.7%		117.2%		91.4%		93.8%		111.7%

	9/30/2012		6/30/2012		3/31/2012		12/31/2011		9/30/2011
ASSETS:
Real Estate Held for Investment before Depreciation	$4,399,353		$4,271,755		$3,993,637		$3,798,690		$3,748,262
Total Assets (12)	4,215,841		3,847,522		3,959,341		3,446,795		3,367,684
CAPITALIZATION:
Total Debt	$1,847,439		$1,786,276		$1,654,983		$1,836,529		$1,776,900
Total Preferred Equity and Noncontrolling Interests	200,000		175,000		175,000		201,500		201,500
Total Common Equity and Noncontrolling Interests	3,426,541		3,419,966		3,265,635		2,304,676		1,883,714
Total Market Capitalization	5,473,980		5,381,242		5,095,618		4,342,705		3,862,114
Total Debt / Total Market Capitalization	33.7%		33.0%		32.5%		42.4%		46.0%
Total Debt and Preferred / Total Market Capitalization	37.3%		36.3%		36.0%		47.0%		51.1%

(1)	Results for the three months ended September 30, 2012 include a non-cash charge of $2.1 million related to the original issuance costs of the Series A Preferred Units that were redeemed on August 15, 2012.
(2)	Net (Loss) Income Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $72.8 million, $39.0 million and $12.6 million for the three months ended March 31, 2012, December 31, 2011 and September 30, 2011, respectively.
(3)	Results for the three months ended March 31, 2012 include a non-cash charge of $4.9 million related to the original issuance costs of the Series E and Series F Preferred Stock that were redeemed on April 16, 2012.
(4)	Results for the three months ended December 31, 2011 include the receipt of a $3.7 million cash payment under a bankruptcy claim related to a 2009 tenant default.
(5)	EBITDA for all periods presented includes the impact of acquisition-related expenses.
(6)	Please refer to page 6 for a reconciliation of GAAP Net (Loss) Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.
(7)	Reported amounts are attributable to common stockholders and common unitholders.
(8)	Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts).
(9)	Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts), current year accrued preferred dividends and distributions on Cumulative Redeemable Preferred units.
(10)	Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.
(11)	Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.
(12)	Total assets at September 30, 2012 and December 31, 2011 includes Real estate assets and other assets held for sale.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
High Price	$49.88	$48.58	$46.61	$38.57	$41.58
Low Price	$44.78	$44.84	$37.92	$29.25	$30.01
Closing Price	$44.78	$48.41	$46.61	$38.07	$31.30

Dividends per share - annualized	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000’s) (1)(2)	74,693	68,928	68,350	58,820	58,464
Closing common partnership units (in 000’s) (1)(3)	1,827	1,718	1,718	1,718	1,718

	76,520	70,646	70,068	60,538	60,182

(1)	As of the end of the period.
(2)	In August 2012, the Company completed an underwritten public offering of 5,750,000 shares of common stock at $46.10 per share.
(3)	In July 2012, the Company issued 118,372 common units of the operating partnership in connection with an operating property acquisition.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Consolidated Balance Sheets

(unaudited, $ in thousands)

	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
ASSETS:
Land and improvements	$562,071	$576,433	$576,433	$537,574	$537,973
Buildings and improvements	3,169,224	3,137,665	2,970,967	2,830,310	2,881,504
Undeveloped land and construction in progress	668,058	557,657	446,237	430,806	328,785

Total real estate held for investment	4,399,353	4,271,755	3,993,637	3,798,690	3,748,262
Accumulated depreciation and amortization	(725,728)	(801,083)	(770,688)	(742,503)	(732,162)

Total real estate held for investment, net	3,673,625	3,470,672	3,222,949	3,056,187	3,016,100
Real estate assets and other assets held for sale, net	166,019	—	—	84,156	—
Cash and cash equivalents	16,113	18,111	374,368	4,777	15,481
Restricted cash	5,884	97	43,140	358	25,436
Marketable securities	6,812	6,546	6,459	5,691	5,213
Current receivables, net	7,113	7,643	6,990	8,395	6,860
Deferred rent receivables, net	110,128	110,689	106,309	101,142	103,668
Deferred leasing costs and acquisition-related intangible assets, net	187,307	168,488	158,132	155,522	155,757
Deferred financing costs, net	18,442	18,919	19,060	18,368	19,638
Prepaid expenses and other assets, net	24,398	46,357	21,934	12,199	19,531

TOTAL ASSETS	$4,215,841	$3,847,522	$3,959,341	$3,446,795	$3,367,684

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY:
Liabilities:
Secured debt	$520,867	$381,097	$350,219	$351,825	$473,997
Exchangeable senior notes, net	162,885	161,844	308,689	306,892	305,115
Unsecured debt, net	1,130,814	1,130,732	1,130,651	980,569	980,487
Unsecured line of credit	27,000	102,000	—	182,000	—
Accounts payable, accrued expenses and other liabilities	127,472	98,940	92,574	81,713	93,050
Accrued distributions	28,845	25,975	26,622	22,692	22,565
Deferred revenue and acquisition-related intangible liabilities, net	120,407	108,462	90,206	79,781	95,120
Rents received in advance and tenant security deposits	31,728	31,768	30,392	26,917	29,369
Liabilities and deferred revenue of real estate assets held for sale	4,455	—	—	13,286	—
7.80% Series E and 7.50% Series F Cumulative Redeemable Preferred stock, called for redemption	—	—	126,500	—	—

Total liabilities	2,154,473	2,040,818	2,155,853	2,045,675	1,999,703

Noncontrolling Interest:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	—	73,638	73,638	73,638	73,638
Equity:
Stockholders’ Equity
7.80% Series E Cumulative Redeemable Preferred stock	—	—	—	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	—	—	—	83,157	83,157
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	—	—
6.375% Series H Cumulative Redeemable Preferred stock	96,256	—	—	—	—
Common stock	747	689	683	588	585
Additional paid-in capital	2,114,774	1,856,431	1,827,676	1,448,997	1,435,580
Distributions in excess of earnings	(288,765)	(259,495)	(234,199)	(277,450)	(296,476)

Total stockholders’ equity	2,019,167	1,693,780	1,690,315	1,293,717	1,261,271

Noncontrolling Interest
Common units of the Operating Partnership	42,201	39,286	39,535	33,765	33,072

Total equity	2,061,368	1,733,066	1,729,850	1,327,482	1,294,343

TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$4,215,841	$3,847,522	$3,959,341	$3,446,795	$3,367,684

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Consolidated Statements of Operations

(unaudited, $ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES:
Rental income	$95,405	$79,673	$268,228	$223,853
Tenant reimbursements	8,665	6,387	23,947	17,382
Other property income	223	339	1,625	2,136

Total revenues	104,293	86,399	293,800	243,371

EXPENSES:
Property expenses	21,871	18,132	57,906	49,091
Real estate taxes	9,312	7,352	25,138	21,941
Provision for bad debts	—	144	2	265
Ground leases	859	503	2,276	1,266
General and administrative expenses	8,727	6,355	26,745	20,355
Acquisition-related expenses	556	1,163	3,897	2,829
Depreciation and amortization	44,109	33,275	116,832	88,969

Total expenses	85,434	66,924	232,796	184,716

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	330	30	703	272
Interest expense	(19,854)	(22,896)	(60,172)	(62,671)

Total other (expenses) income	(19,524)	(22,866)	(59,469)	(62,399)
(LOSS) INCOME FROM CONTINUING OPERATIONS	(665)	(3,391)	1,535	(3,744)
DISCONTINUED OPERATIONS:
Income from discontinued operations	3,187	5,126	9,127	13,818
Net gain on dispositions of discontinued operations	—	12,555	72,809	12,555

Total income from discontinued operations	3,187	17,681	81,936	26,373

NET INCOME	2,522	14,290	83,471	22,629
Net loss (income) attributable to noncontrolling common units of the Operating Partnership	67	(296)	(1,708)	(320)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	2,589	13,994	81,763	22,309
PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(747)	(1,397)	(3,541)	(4,191)
Preferred dividends	(2,533)	(2,402)	(7,254)	(7,206)
Original issuance costs of redeemed preferred stock and preferred units	(2,062)	—	(6,980)	—

Total preferred distributions and dividends	(5,342)	(3,799)	(17,775)	(11,397)

NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(2,753)	$10,195	$63,988	$10,912

Weighted average common shares outstanding - basic	71,889	58,355	67,975	56,136
Weighted average common shares outstanding - diluted	71,889	58,355	67,975	56,136
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net (loss) income available to common stockholders per share - basic	$(0.04)	$0.17	$0.92	$0.18

Net (loss) income available to common stockholders per share - diluted	$(0.04)	$0.17	$0.92	$0.18

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution

(unaudited, $ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
FUNDS FROM OPERATIONS: (1) (2)
Net (loss) income available to common stockholders	$(2,753)	$10,195	$63,988	$10,912
Adjustments:
Net (loss) income attributable to noncontrolling common units of the Operating Partnership	(67)	296	1,708	320
Depreciation and amortization of real estate assets	45,962	35,942	122,754	96,971
Net gain on dispositions of discontinued operations	—	(12,555)	(72,809)	(12,555)

Funds From Operations (3)	$43,142	$33,878	$115,641	$95,647

Weighted average common shares/units outstanding - basic (4)	74,850	61,015	70,830	58,774
Weighted average common shares/units outstanding - diluted (4)	76,185	61,017	71,953	58,961
FFO per common share/unit - basic (3)	$0.58	$0.56	$1.63	$1.63

FFO per common share/unit - diluted (3)	$0.57	$0.56	$1.61	$1.62

FUNDS AVAILABLE FOR DISTRIBUTION: (1) (2)
Funds From Operations (3)	$43,142	$33,878	$115,641	$95,648
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	(6,394)	(9,755)	(26,581)	(28,888)
Amortization of deferred revenue related to tenant improvements (5)	(2,386)	(2,337)	(6,851)	(7,005)
Net effect of straight-line rents (6)	(6,052)	(6,919)	(16,627)	(15,825)
Amortization of other deferred revenue, net (7)	602	(74)	1,146	(311)
Amortization of net (below) above market rents (8)	(2,027)	121	(4,616)	1,519
Noncash amortization of exchangeable debt discount, net (9)	781	1,470	3,069	4,364
Amortization of deferred financing costs and debt discounts/premiums	513	1,344	2,579	3,878
Noncash amortization of share-based compensation awards	2,125	1,126	5,544	3,365
Original issuance costs of redeemed preferred stock and preferred units	2,062	—	6,980	—

Funds Available for Distribution (1)	$32,366	$18,854	$80,284	$56,745

(1)	See page 30 for Management Statements on Funds From Operation and Funds Available for Distribution.
(2)	Includes amounts reported in discontinued operations.
(3)	Reported amounts are attributable to common shareholders and unitholders.
(4)	Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.
(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.
(6)	Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.
(7)	Represents amortization of deferred revenue related to cash received prior to or during the revenue recognition period in connection with tenants’ contractual lease obligations, net of such amounts received.
(8)	Represents the adjustment related to the acquisition of buildings with above and/or below market rents.
(9)	Represents the amortization of the noncash debt discounts on the Company’s exchangeable senior notes, net of amounts capitalized.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Same Store Analysis (1)

(unaudited, $ in thousands)

Same Store Analysis (GAAP Basis) (2)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Total Same Store Portfolio
Number of properties	89	89		89	89
Square Feet	9,550,566	9,550,566		9,550,566	9,550,566
Percent of Stabilized Portfolio	75.5%	88.3%		75.5%	88.3%
Average Occupancy	90.8%	93.0%		91.5%	90.2%

Operating Revenues:
Rental income	$70,876	$70,971	(0.1)%	$213,621	$209,971	1.7%
Tenant reimbursements	5,034	4,580	9.9%	15,231	14,547	4.7%
Other property income	197	337	(41.5)%	1,347	2,104	(36.0)%

Total operating revenues	76,107	75,888	0.3%	230,199	226,622	1.6%

Operating Expenses:
Property expenses	16,224	15,726	3.2%	45,577	44,942	1.4%
Real estate taxes	6,634	6,263	5.9%	19,013	19,570	(2.8)%
Provision for bad debts	—	144	(100.0)%	2	265	(99.2)%
Ground leases	224	274	(18.2)%	673	906	(25.7)%

Total operating expenses	23,082	22,407	3.0%	65,265	65,683	(0.6)%

GAAP Net Operating Income	$53,025	$53,481	(0.9)%	$164,934	$160,939	2.5%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Total operating revenues	$71,887	$70,018	2.7%	$214,952	$210,026	2.3%
Total operating expenses	23,082	22,263	3.7%	65,263	65,418	(0.2)%

Cash Net Operating Income	$48,805	$47,755	2.2%	$149,689	$144,608	3.5%

(1)	Same store defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2011 and still owned and included in the stabilized portfolio as of September 30, 2012. Same store excludes the properties held for sale at September 30, 2012.
(2)	Please refer to page 31 for a reconciliation of the Same Store measures on this page to Net (Loss) Income Available to Common Stockholders.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region (1)

	# of Buildings	Portfolio Breakdown			Occupancy at: (2)
		Year-to-Date NOI (3)	Sq. Ft.	Total Square Feet	9/30/2012	6/30/2012	12/31/2011
STABILIZED PORTFOLIO:
Office:
Los Angeles and Ventura Counties	25	22.1%	24.0%	3,037,984	94.3%	88.0%	83.5%
San Diego County	59	43.2%	41.0%	5,182,742	87.8%	87.5%	92.5%
Orange County	4	3.5%	3.9%	497,393	95.6%	92.7%	99.1%
San Francisco Bay Area	13	20.0%	17.5%	2,211,184	92.0%	91.4%	93.3%
Greater Seattle	10	11.2%	13.6%	1,727,239	93.2%	93.8%	89.9%

TOTAL STABILIZED PORTFOLIO	111	100.0%	100.0%	12,656,542	91.1%	90.0%	92.4%

Average Occupancy

	Stabilized Portfolio	Same Store Portfolio
Quarter-to-Date	90.7%	90.8%
Year-to-Date	91.2%	91.5%

(1)	Excludes properties held for sale at September 30, 2012. See page 23, ‘2012 Dispositions and Properties Held for Sale’.
(2)	Occupancy percentages reported are based on the Company’s stabilized portfolio for the period presented. Occupancy percentages shown for March 31 and June 30, 2012 include Properties Held for Sale at September 30, 2012.
(3)	Percentage of year-to-date Net Operating Income excluding Other Property Income and net operating income from discontinued operations and held for sale properties.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	City/ Submarket	Square Feet	Occupancy
Los Angeles and Ventura, California
23925 Park Sorrento	Calabasas	11,789	100.0%
23975 Park Sorrento	Calabasas	100,592	93.1%
24025 Park Sorrento	Calabasas	102,264	71.7%
26541 Agoura Road	Calabasas	90,156	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	241,607	86.9%
999 N. Sepulveda Boulevard	El Segundo	128,504	93.3%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	93.2%
3780 Kilroy Airport Way	Long Beach	219,745	93.4%
3800 Kilroy Airport Way	Long Beach	192,476	100.0%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	95.0%
12100 W. Olympic Boulevard	Los Angeles	150,167	97.9%
12200 W. Olympic Boulevard	Los Angeles	150,302	99.7%
12312 W. Olympic Boulevard	Los Angeles	78,000	100.0%
6255 W. Sunset Blvd.	Los Angeles	321,883	87.3%
1633 26th Street	Santa Monica	44,915	100.0%
2100/2110 Colorado Avenue	Santa Monica	102,864	100.0%
3130 Wilshire Boulevard	Santa Monica	88,339	93.8%
501 Santa Monica Boulevard	Santa Monica	73,115	91.1%
2829 Townsgate Road	Thousand Oaks	81,067	90.6%

Total Los Angeles and Ventura Counties		3,037,984	94.3%

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	City/ Submarket	Square Feet	Occupancy
San Diego, California
12225 El Camino Real	Del Mar	60,148	97.8%
12235 El Camino Real	Del Mar	54,673	100.0%
12340 El Camino Real	Del Mar	87,405	86.9%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,710	82.0%
12400 High Bluff Drive	Del Mar	208,464	100.0%
3579 Valley Center Drive	Del Mar	52,375	79.0%
3611 Valley Center Drive	Del Mar	130,178	5.0%
3661 Valley Center Drive	Del Mar	129,752	99.4%
3721 Valley Centre Drive	Del Mar	114,780	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
6200 Greenwich Drive	Governor Park	71,000	100.0%
6220 Greenwich Drive	Governor Park	141,214	100.0%
15051 Avenue of Science	I-15 Corridor	70,617	0.0%
15073 Avenue of Science	I-15 Corridor	46,759	0.0%
15231 Avenue of Science	I-15 Corridor	65,638	100.0%
15253 Avenue of Science	I-15 Corridor	37,437	100.0%
15333 Avenue of Science	I-15 Corridor	78,880	46.4%
15378 Avenue of Science	I-15 Corridor	68,910	61.8%
15435 Innovation Drive	I-15 Corridor	51,500	63.5%
15445 Innovation Drive	I-15 Corridor	51,500	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,665	67.0%
13290 Evening Creek Drive South	I-15 Corridor	61,176	0.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,129	92.4%
7525 Torrey Santa Fe	56 Corridor	103,979	100.0%
7535 Torrey Santa Fe	56 Corridor	130,243	100.0%
7545 Torrey Santa Fe	56 Corridor	130,354	100.0%
7555 Torrey Santa Fe	56 Corridor	101,236	100.0%

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	City/ Submarket	Square Feet	Occupancy
San Diego, California (Continued)
2355 Northside Drive	Mission Valley	50,425	74.4%
2365 Northside Drive	Mission Valley	91,260	86.8%
2375 Northside Drive	Mission Valley	51,516	100.0%
2385 Northside Drive	Mission Valley	88,795	76.5%
2305 Historic Decatur Road	Point Loma	103,900	95.3%
10020 Pacific Mesa Boulevard	Sorrento Mesa	318,000	100.0%
4910 Directors Place	Sorrento Mesa	50,925	49.9%
4921 Directors Place	Sorrento Mesa	56,136	100.0%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	100.0%
5005 Wateridge Vista Drive	Sorrento Mesa	61,460	0.0%
10770 Wateridge Circle	Sorrento Mesa	174,310	97.5%
6055 Lusk Avenue	Sorrento Mesa	93,000	100.0%
6260 Sequence Drive	Sorrento Mesa	130,536	100.0%
6290 Sequence Drive	Sorrento Mesa	90,000	100.0%
6310 Sequence Drive	Sorrento Mesa	62,415	100.0%
6340 Sequence Drive	Sorrento Mesa	66,400	100.0%
6350 Sequence Drive	Sorrento Mesa	132,600	100.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	100.0%
4690 Executive Drive	University Towne Center	47,212	100.0%
9455 Towne Center Drive	University Towne Center	45,195	0.0%
9785 Towne Center Drive	University Towne Center	75,534	100.0%
9791 Towne Center Drive	University Towne Center	50,466	100.0%

Total San Diego County		5,182,742	87.8%

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	City/ Submarket	Square Feet	Occupancy
Orange County, California
8101 Kaiser Boulevard	Anaheim	59,790	91.0%
2211 Michelson Drive	Irvine	271,556	94.0%
111 Pacifica	Irvine Spectrum	67,496	100.0%
999 Town & Country	Orange	98,551	100.0%

Total Orange County		497,393	95.6%

San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	46,614	100.0%
4200 Bohannon Drive	Menlo Park	46,255	86.7%
4300 Bohannon Drive	Menlo Park	62,920	33.2%
4400 Bohannon Drive	Menlo Park	46,255	84.2%
4500 Bohannon Drive	Menlo Park	62,920	100.0%
4600 Bohannon Drive	Menlo Park	46,255	45.6%
4700 Bohannon Drive	Menlo Park	62,920	100.0%
303 Second Street	San Francisco	740,047	94.2%
100 First Street	San Francisco	466,490	98.1%
250 Brannan Street	San Francisco	92,948	100.0%
201 Third Street	San Francisco	332,893	90.5%
301 Brannan Street	San Francisco	74,430	100.0%
4040 Civic Center	San Rafael	130,237	90.4%

Total San Francisco Bay Area		2,211,184	92.0%

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	90.4%
10900 NE 4th Street	Bellevue	416,755	90.5%
10220 NE Points Drive	Kirkland	49,851	89.5%
10230 NE Points Drive	Kirkland	98,982	100.0%
10210 NE Points Drive	Kirkland	84,641	71.8%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
15050 NE 36th Street	Redmond	122,103	100.0%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,995	98.7%
801 N. 34th Street	Lake Union	169,412	100.0%

Total Greater Seattle, Washington		1,727,239	93.2%
TOTAL		12,656,542	91.1%

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Submarket Statistics as of September 30, 2012

Submarket	Market Direct Vacancy (1)	Market Total Vacancy (1)	KRC Percentage Occupied	KRC Percentage Leased
SAN DIEGO
Del Mar	13.6%	16.7%	89.8%	93.2%
Sorrento Mesa
Two- Three Story Corporate	9.5%	9.7%	95.0%	95.0%
University Towne Center / Governor Park
Two- Three Story Corporate	10.7%	18.0%	89.5%	89.5%
I-15 Corridor
Class A Office Market	13.2%	13.4%	97.6%	97.6%
Two- Three Story Corporate	12.5%	13.7%	51.3%	59.7%
Mission Valley	15.8%	16.7%	83.7%	85.7%
Point Loma	12.2%	12.6%	95.3%	100.0%
ORANGE COUNTY
Office	14.2%	18.6%	95.6%	96.1%
LOS ANGELES
Westside	13.6%	15.3%	97.7%	97.7%
El Segundo (Class A)	15.6%	15.9%	94.9%	94.9%
Long Beach Airport (Class A)	9.8%	10.3%	96.1%	96.4%
101 Corridor (Class A)	13.6%	15.6%	88.7%	88.7%
Hollywood (Class A)	6.6%	10.5%	87.3%	87.3%
SAN FRANCISCO BAY AREA
South Financial District	9.4%	9.9%	95.1%	95.5%
Marin County	11.3%	15.5%	90.4%	95.3%
Menlo Park	10.3%	12.0%	78.4%	79.6%
GREATER SEATTLE
Eastside	13.0%	13.8%	91.1%	92.3%
Lake Union	5.6%	5.8%	99.6%	99.6%
TOTAL			91.1%	92.3%

(1)	Market direct and market total vacancy data was obtained from market research data from third parties. Kilroy Realty Corporation uses market research data from third parties to analyze the current and projected real estate fundamentals in each of its existing submarkets as well as potential acquisition submarkets. Recent market research data from third parties suggests improvement in real estate fundamentals in each of Kilroy Realty’s primary submarkets over the next few years. Please note that Kilroy Realty Corporation does not verify the market research data from third parties and further that such data does not represent views or forecasts of Kilroy Realty Corporation or its management.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in Rents (3)	Changes in Cash Rents (4)	Retention Rates (5)	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	18	13	178,357	95,674	$30.62	12.0%	4.6%	62.8%	60
Year to Date	60	43	560,442	413,042	30.06	9.9%	4.4%	44.1%	64

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (6)		Square Feet (6)		TI/LC Per Sq.Ft.	Changes in Rents (7)	Changes in Cash Rents (8)		Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (9)	19	17	184,641	155,312	$36.04	28.6%	17.6%		79
Year to Date (10)	56	45	651,126	408,624	35.95	20.2%	11.5%		72

(1)	Excludes leasing statistics for properties held for sale at September 30, 2012. Amounts for TI/LC per square foot exclude tenant-funded tenant improvements.
(2)	Represents leasing activity for leases that commenced during the period shown, including first and second generation space, net of month-to-month leases.
(3)	Calculated as the change between GAAP rents for new/renewed leases and the expiring GAAP rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.
(4)	Calculated as the change between stated rents for new/renewed leases and the expiring stated rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.
(5)	Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.
(6)	Represents leasing activity for leases signed at properties in the stabilized portfolio during the period shown, including first and second generation space, net of month-to-month leases.
(7)	Calculated as the change between GAAP rents for signed leases and the expiring GAAP rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.
(8)	Calculated as the change between stated rents for signed leases and the expiring stated rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.
(9)	During the three months ended September 30, 2012, 8 new leases totaling 136,000 square feet were signed but not commenced as of September 30, 2012.
(10)	During the nine months ended September 30, 2012, 14 new leases totaling 148,000 square feet were signed but not commenced as of September 30, 2012.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures (1)

($ in thousands)

1st Generation (Nonrecurring) Capital Expenditures (2):

	Q1 2012	Q2 2012	Q3 2012	YTD 2012
Capital Improvements	$5,143	$9,016	$7,575	$21,734
Tenant Improvements & Leasing Commissions	2,609	2,783	1,220	6,612

Total	$7,752	$11,799	$8,795	$28,346

2nd Generation (Recurring) Capital Expenditures:

	Q1 2012	Q2 2012	Q3 2012	YTD 2012
Capital Improvements
Office	$3,353	$1,073	$1,977	$6,403
Industrial	99	166	169	434

	3,452	1,239	2,146	6,837
Tenant Improvements & Leasing Commissions (3)
Office	3,551	11,631	4,220	19,402
Industrial	5	309	28	342

	3,556	11,940	4,248	19,744
Total
Office	6,904	12,704	6,197	25,805
Industrial	104	475	197	776

	$7,008	$13,179	$6,394	$26,581

(1)	Reported amounts include expenditures for the properties held for sale at September 30, 2012.
(2)	We generally categorize capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use as 1st Generation. These costs are not subtracted in our calculation of Funds Available for Distribution.
(3)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule (1)

($ in thousands)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
Remainder of 2012	20	110,844	1.0%	$3,380	1.0%	$30.49
2013	116	1,342,152	11.8%	38,648	11.0%	28.80
2014	110	1,201,666	10.6%	33,904	9.7%	28.21
2015	150	2,123,402	18.7%	65,386	18.6%	30.79
2016	70	798,302	7.0%	20,454	5.8%	25.62
2017	89	1,895,729	16.6%	55,813	15.9%	29.44
2018	39	1,166,473	10.2%	46,234	13.2%	39.64
2019	26	677,420	6.0%	23,113	6.6%	34.12
2020	24	1,029,855	9.1%	29,972	8.5%	29.10
2021	11	337,006	3.0%	12,013	3.4%	35.65
2022 and beyond	16	678,263	6.0%	22,076	6.3%	32.55

Total (3)	671	11,361,112	100.0%	$350,993	100.0%	$30.89

(1)	Excludes lease expirations for properties held for sale at September 30, 2012.
(2)	Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.
(3)	The information presented for all lease expiration activity reflects leasing activity through September 30, 2012 for our stabilized portfolio. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of September 30, 2012.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Lease Expiration Schedule Detail by Region (1)

($ in thousands)

Year of Expiration	Los Angeles/Ventura Counties						Orange County
	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
Remainder of 2012	14	52,777	0.5%	$1,866	0.5%	$35.36	2	22,863	0.2%	$379	0.1%	$16.58
2013	44	387,495	3.4%	10,727	3.1%	27.68	17	61,850	0.5%	1,706	0.5%	27.58
2014	54	329,854	2.9%	9,617	2.7%	29.16	9	50,681	0.4%	1,371	0.4%	27.05
2015	48	411,668	3.6%	12,973	3.7%	31.51	6	36,846	0.3%	1,006	0.3%	27.30
2016	31	218,976	1.9%	7,296	2.1%	33.32	6	32,495	0.3%	1,021	0.3%	31.42
2017	40	373,116	3.3%	11,973	3.4%	32.09	8	72,502	0.6%	2,801	0.8%	38.63
2018	6	47,616	0.4%	1,557	0.4%	32.70	3	115,724	1.0%	3,632	1.0%	31.39
2019	7	285,081	2.5%	9,523	2.7%	33.40	1	61,885	0.5%	2,775	0.8%	44.84
2020	5	100,079	0.9%	2,365	0.7%	23.63	1	13,397	0.1%	438	0.1%	32.69
2021	4	154,821	1.4%	4,397	1.3%	28.40	—	—	—	—	—	—
2022 and beyond	4	401,553	3.5%	13,337	3.8%	33.21	—	—	—	—	—	—

Total(3)	257	2,763,036	24.3%	$85,631	24.4%	$30.99	53	468,243	3.9%	$15,129	4.3%	$32.31

	San Diego						San Francisco Bay Area
Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
Remainder of 2012	2	28,400	0.2%	$909	0.3%	$32.01	1	4,649	0.0%	$174	0.0%	$37.43
2013	14	389,880	3.4%	8,803	2.5%	22.58	23	308,393	2.7%	11,967	3.4%	38.80
2014	13	480,026	4.2%	10,874	3.1%	22.65	18	231,951	2.0%	8,451	2.4%	36.43
2015	24	648,806	5.7%	15,959	4.5%	24.60	39	582,324	5.1%	23,525	6.7%	40.40
2016	18	356,341	3.1%	6,870	2.0%	19.28	3	33,029	0.3%	1,563	0.4%	47.32
2017	21	1,192,422	10.5%	33,022	9.4%	27.69	12	134,789	1.2%	5,606	1.6%	41.59
2018	11	684,030	6.0%	30,004	8.5%	43.86	3	42,948	0.4%	2,133	0.6%	49.66
2019	6	126,019	1.1%	4,025	1.1%	31.94	7	136,439	1.2%	4,966	1.4%	36.40
2020	7	350,284	3.1%	10,680	3.0%	30.49	9	376,964	3.3%	11,500	3.3%	30.51
2021	4	131,080	1.2%	5,940	1.7%	45.32	1	36,280	0.3%	1,315	0.4%	36.25
2022 and beyond	1	141,214	1.2%	4,286	1.2%	30.35	8	113,398	1.0%	3,880	1.1%	34.22

Total(3)	121	4,528,502	39.7%	$131,372	37.3%	$29.01	124	2,001,164	17.5%	$75,080	21.3%	$37.52

(1)	Excludes lease expirations for properties held for sale at September 30, 2012.
(2)	Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.
(3)	The information presented for all lease expiration activity reflects leasing activity through September 30, 2012 for our stabilized portfolio. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of September 30, 2012.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Lease Expiration Schedule Detail by Region (1)

($ in thousands)

	Greater Seattle
Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
Remainder of 2012	1	2,155	0.0%	$52	0.0%	$24.13
2013	18	194,534	1.7%	5,445	1.6%	27.99
2014	16	109,154	1.0%	3,591	1.0%	32.90
2015	33	443,758	3.9%	11,923	3.4%	26.87
2016	12	157,461	1.4%	3,704	1.1%	23.52
2017	8	122,900	1.1%	2,411	0.7%	19.62
2018	16	276,155	2.4%	8,908	2.5%	32.26
2019	5	67,996	0.6%	1,824	0.5%	26.83
2020	2	189,131	1.7%	4,989	1.4%	27.45
2021	2	14,825	0.1%	361	0.1%	24.35
2022 and beyond	3	22,098	0.2%	573	0.2%	25.93

Total (3)	116	1,600,167	14.2%	$43,781	12.6%	$27.36

(1)	Excludes lease expirations for properties held for sale at September 30, 2012.
(2)	Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.
(3)	The information presented for all lease expiration activity reflects leasing activity through September 30, 2012 for our stabilized portfolio. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of September 30, 2012.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Quarterly Lease Expirations for 2012 and 2013(1)

($ in thousands)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
Remaining 2012:
Q4 2012	20	110,844	1.0%	$3,380	1.0%	$30.49

Total 2012(3)	20	110,844	1.0%	$3,380	1.0%	$30.49

2013:
Q1 2013	39	460,218	4.1%	$13,693	3.8%	$29.75
Q2 2013	31	264,820	2.3%	8,008	2.3%	30.24
Q3 2013	20	238,396	2.1%	4,804	1.4%	20.15
Q4 2013	26	378,718	3.3%	12,143	3.5%	32.06

Total 2013(3)	116	1,342,152	11.8%	$38,648	11.0%	$28.80

(1)	Excludes lease expirations for properties held for sale at September 30, 2012.
(2)	Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.
(3)	The information presented for all lease expiration activity reflects leasing activity through September 30, 2012 for our stabilized portfolio. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of September 30, 2012.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Top Fifteen Tenants (1)

($ in thousands)

Tenant Name	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue (2)	Percentage of Total Rentable Square Feet
Intuit, Inc.	$15,193	536,812	4.3%	4.2%
Bridgepoint Education, Inc	15,105	322,994	4.3%	2.6%
DIRECTV, LLC (3)	11,966	332,595	3.4%	2.6%
Delta Dental of California	10,275	230,389	2.9%	1.8%
CareFusion Corporation (4)	9,256	411,000	2.6%	3.2%
AMN Healthcare, Inc.	8,192	175,672	2.3%	1.4%
Adobe Systems, Inc. (4)	6,557	224,550	1.9%	1.8%
Wells Fargo (4)	6,144	173,306	1.8%	1.4%
Fish & Richardson P.C.	6,071	139,538	1.7%	1.1%
Scripps Health	5,199	112,067	1.5%	0.9%
BP Biofuels	5,128	136,908	1.5%	1.1%
Epson America, Inc.	4,915	136,026	1.4%	1.1%
Scan Health Plan (4)	4,505	158,366	1.3%	1.3%
Lucile Salter Packard Children’s Hospital at Stanford	4,382	119,790	1.3%	0.9%
Avnet, Inc.	4,163	132,929	1.2%	1.1%

Total Top Fifteen Tenants	$117,051	3,342,942	33.4%	26.5%

(1)	The information presented is as of the date of this filing. Reported amounts exclude the properties held for sale at September 30, 2012.
(2)	Based upon annualized base rental revenue for leases for which rental revenue is being recognized by the Company as of September 30, 2012 for the Company’s stabilized portfolio. Annualized base rental revenue includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue.
(3)	In November 2011, the Company executed a new lease with DIRECTV, LLC (“DIRECTV”) for approximately 299,000 rentable square feet at 2260 E. Imperial Highway in Los Angeles, CA. This lease will increase the Company’s annualized base rental revenue and percentage of total annualized base rental revenue from DIRECTV to approximately $22.3 million and 6.2%, respectively, and the lease is expected to commence in phases beginning December 2012. DIRECTV will become the Company’s largest tenant upon commencement of this lease.
(4)	The Company has entered into leases with various affiliates of the tenant name listed above.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

2012 Operating Property Acquisitions

($ in millions)

COMPLETED ACQUISITIONS

Property	City/Submarket	Month of Acquisition	No. of Buildings	Rentable Square Feet	Purchase Price
1st Quarter:
4100-4700 Bohannon Drive Menlo Park, CA	Menlo Park	February	7	374,139	$162.5

2nd Quarter:
701-801 N. 34th Street Seattle, WA	Lake Union	June	2	308,407	105.4

837 N. 34th Street Seattle, WA	Lake Union	June	1	111,580	39.2

3rd Quarter:
10900 NE 4th Street Bellevue, WA	Bellevue	July	1	416,755	186.1

6255 W. Sunset Boulevard Los Angeles, CA	Hollywood	July	1	321,883	78.8	(1)

TOTAL			12	1,532,764	$572.0

ACQUISITIONS CLOSED SUBSEQUENT TO THE THIRD QUARTER

Property	City/Submarket	Month of Acquisition	No. of Buildings	Rentable Square Feet	Purchase Price
4th Quarter:
12233 Olympic Blvd Los Angeles, CA	Los Angeles	October	1	151,029	$72.9	(1)

(1)	Excludes other accrued liabilities assumed in connection with the acquisitions.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

2012 Development and Redevelopment Acquisitions(1)

($ in millions)

COMPLETED ACQUISITIONS
Property	City/Submarket	Project Type	Month of Acquisition	Purchase Price (2)
2nd Quarter
690 E. Middlefield Road Mountain View, CA	Mountain View	Development	May	$74.5

3rd Quarter
333 Brannan Street San Francisco, CA	San Francisco	Development	July	18.5

Columbia Square Los Angeles, CA	Hollywood	Development and Redevelopment	September	65.0

TOTAL				$158.0

ACQUISITIONS CLOSED SUBSEQUENT TO THE THIRD QUARTER

Property	City/Submarket	Project Type	Month of Acquisition	Purchase Price (2)
4th Quarter
350 Mission Street San Francisco, CA	San Francisco	Development	October	$52.0

TOTAL				$52.0

(1)	For additional information, see pages 24 and 25 ‘In Process Redevelopment and Other Land Holdings’ and ‘In Process and Future Development Pipeline’.
(2)	Excludes leasing costs and/or other accrued liabilities assumed in connection with the acquisitions.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

2012 Dispositions and Properties Held for Sale

($ in millions)

COMPLETED DISPOSITIONS

Property	City / Submarket	Type	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price
1st Quarter
15004 Innovation Drive and 10243 Genetic Center (1) San Diego, CA	I-15 Corridor and Sorrento Mesa	Office	January	2	253,676	$146.1

2nd Quarter
NONE

3rd Quarter
NONE

TOTAL DISPOSITIONS				2	253,676	$146.1

PROPERTIES HELD FOR SALE AT SEPTEMBER 30, 2012

Property	City / Submarket	Type	No. of Buildings	Rentable Square Feet
3rd Quarter
Industrial Portfolio	Various	Industrial	39	3,413,354
5151, 5153 & 5155 Camino Ruiz	Camarillo	Office	4	265,372
4175 E. La Palma Avenue	Anaheim	Office	1	43,263

TOTAL PROPERTIES HELD FOR SALE			44	3,721,989

(1)	These properties were classified as held for sale at December 31, 2011.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

In-Process Redevelopment Projects and Other Land Holdings

($ in millions)

		Estimated Construction Period
Redevelopment Project	Location	Start Date	Compl. Date	Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Existing Investment (2)	Estimated Redevelopment Costs	Total Estimated Investment	Total Costs as of 9/30/2012 (3)	% Leased

UNDER CONSTRUCTION:
2260 E. Imperial Highway (4)	El Segundo	3Q 2010	4Q 2012	4Q 2012	299,000	$9.1	$51.7	$60.8	$43.1	100%
3880 Kilroy Airport Way (5)	Long Beach	3Q 2011	4Q 2012	4Q 2013	98,000	6.3	13.3	19.6	15.4	50%
5010 Wateridge Vista Drive (6)	Sorrento Mesa	3Q 2011	4Q 2012	4Q 2012	111,000	22.2	15.2	37.4	35.3	100%
360 Third Street (7)	San Francisco	4Q 2011	1Q 2013	1Q 2014	410,000	88.5	64.5	153.0	108.9	37%

					918,000	$126.1	$144.7	$270.8	$202.7	67%

Other Land Holdings	Gross Site	Estimated Rentable	Total Costs as of
Project	Acreage	Square Feet	9/30/2012 (3)

IRVINE, CALIFORNIA
17150 Von Karman (8)	8.5	N/A	$7.6

(1)	Based on management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.
(2)	Represents the depreciated carrying value at the commencement of redevelopment for the space being redeveloped.
(3)	Represents cash paid and costs incurred as of September 30, 2012. Includes existing investment at the commencement of redevelopment.
(4)	The tenant is obligated to begin paying cash rent in December 2012, however, completion of tenant improvements and physical occupancy may occur in phases.
(5)	This property was 50% leased prior to any redevelopment activity, which is occurring in two phases. Redevelopment on the first half was completed during the second quarter of 2012 and the tenant has taken occupancy of this space. Redevelopment on the second half commenced in the second quarter of 2012. Redevelopment costs are capitalized only on the portion of the building that is currently under redevelopment.
(6)	Cash rent for this property commenced September 1, 2012 but was deferred for financial reporting purposes. The project was substantially complete mid-October and the tenant has taken occupancy.
(7)	Approximately 91% of this project is being redeveloped since approximately 9% of the project was leased and occupied by an existing tenant upon acquisition in December 2011. In July 2012, approximately 17% of the building was completed and the tenant took occupancy. The remaining 74% of the building remains under redevelopment. Redevelopment costs are capitalized only on the portion of the building that is under redevelopment and not occupied by tenants.
(8)	During the fourth quarter of 2011, the Company completed demolition of the industrial building at this site to prepare for the possible sale of the land since the Company successfully obtained entitlements to reposition this site for residential use. The Company’s ultimate decision to sell this site and the timing of any potential future sale will depend upon market conditions and other factors.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

In-Process and Future Development Pipeline

($ in millions)

		Estimated Construction Period
	Location	Start Date	Compl. Date	Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 9/30/2012 (2)	% Leased
UNDER CONSTRUCTION:
San Francisco Bay Area
690 Middlefield	Mountain View	2Q 2012	1Q 2015	1Q 2015	341,000	$196.3	$87.6	100%

FUTURE DEVELOPMENT PIPELINE:
San Francisco Bay Area
333 Brannan Street (3)	San Francisco	4Q 2013	1Q 2015	1Q 2016	175,000	$85.0	$18.8	—%
350 Mission Street (4)	San Francisco	TBD	TBD	TBD	400,000	250.0	52.0	—%

SUBTOTAL:					575,000	$335.0	$70.8	—%

Los Angeles
Columbia Square (3,5)	Hollywood	1Q 2013	TBD	TBD	600,000	$315.0	$66.4	—%

San Diego
Carlsbad Oaks - Lots 4, 5, 7 & 8	Carlsbad	TBD	TBD	TBD	288,000	TBD	$18.3	—%
Pacific Corporate Center - Lot 8	Sorrento Mesa	TBD	TBD	TBD	170,000	TBD	11.3	—%
Rancho Bernardo Corporate Center	I-15 Corridor	TBD	TBD	TBD	320,000 - 1,000,000	TBD	27.2	—%
One Paseo (6)	Del Mar	TBD	TBD	TBD	500,000	TBD	131.2	—%
Santa Fe Summit - Phase II and III	56 Corridor	TBD	TBD	TBD	600,000	TBD	77.4	—%
Sorento Gateway - Lot 2	Sorrento Mesa	TBD	TBD	TBD	80,000	TBD	12.0	—%

SUBTOTAL:					1,958,000 - 2,638,000	$—	$277.4	—%

POTENTIAL FUTURE DEVELOPMENT PIPELINE (7):
San Francisco Bay Area
Silicon Valley Project	Silicon Valley	4Q 2012	4Q 2013	4Q2013	88,000	$45.0	N/A	100%
Redwood Towers	Redwood City	TBD	TBD	TBD	300,000	150.0	N/A	—%

SUBTOTAL:					388,000	$195.0	N/A	70%

(1)	Based on management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.
(2)	Represents cash paid and costs incurred as of September 30, 2012.
(3)	This project was acquired by the Company during the third quarter of 2012 and added to the Company’s future development and redevelopment pipeline upon acquisition.
(4)	Total costs represent the purchase price at the close of this acquisition in October 2012.
(5)	The Company is planning to redevelop an existing building encompassing approximately 100,000 rentable square feet and develop a mixed-use plan encompassing approximately 500,000 rentable square feet, which will include office, multi-family and retail components.
(6)	Estimated rentable square feet reflects existing office entitlements. The Company is currently pursuing mixed-use entitlements for this project which, if successfully obtained, would increase the estimated rentable square feet.
(7)	Represents potential future development pipeline acquisitions which the Company had not yet closed as of the date of this report.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Capital Structure

As of September 30, 2012

($ in thousands)

	Shares/Units As of September 30, 2012	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Line of Credit		$27,000	0.5%
Unsecured Term Loan Facility		150,000	2.7%
Unsecured Exchangeable Senior Notes due 2014 (1)		172,500	3.2%
Unsecured Senior Notes due 2014		83,000	1.5%
Unsecured Senior Notes due 2015 (1)		325,000	5.9%
Unsecured Senior Notes due 2018 (1)		325,000	5.9%
Unsecured Senior Notes due 2020 (1)		250,000	4.6%
Secured Debt (1)		514,939	9.4%

Total Debt		1,847,439	33.7%
EQUITY AND NONCONTROLLING INTERESTS:
6.875% Series G Cumulative Redeemable Preferred stock (2)	4,000,000	100,000	1.8%
6.375% Series H Cumulative Redeemable Preferred stock (2)	4,000,000	100,000	1.8%
Common limited partnership units outstanding (3)	1,826,503	81,791	1.5%
Common shares outstanding (3)	74,692,939	3,344,750	61.2%

Total Equity and Noncontrolling Interests		$3,626,541	66.3%

TOTAL MARKET CAPITALIZATION		$5,473,980	100.0%

(1)	Represents gross aggregate principal amount due at maturity before the effect of the unamortized discounts and premiums as of September 30, 2012.
(2)	Value based on $25.00 per share liquidation preference.
(3)	Value based on closing share price of $44.78 as of September 30, 2012.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Debt Analysis

As of September 30, 2012

($ in millions)

TOTAL DEBT COMPOSITION

	% of Total Debt	Weighted Average
		Interest Rate	Maturity
Secured vs. Unsecured Debt:
Unsecured Debt (1)	72.1%	4.8%	4.4
Secured Debt	27.9%	5.2%	5.7
Floating vs. Fixed-Rate Debt:
Floating-Rate Debt	9.6%	1.7%	3.4
Fixed-Rate Debt (1)	90.4%	5.3%	4.9
Stated Rate (1)		4.9%	4.8
GAAP Effective Rate (2)		5.0%
GAAP Effective Rate Including Debt Issuance Costs		5.4%

CAPITALIZED INTEREST, LOAN FEES, AND DEBT DISCOUNTS
Quarter-to-Date	Year-to-Date
$5.0	$13.2

(1)	Excludes the impact of the amortization of any debt discounts/premiums.
(2)	Includes the impact of the amortization of any debt discounts/premiums, excluding debt issuance costs.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Debt Analysis

As of September 30, 2012

($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	Remaining 2012	2013	2014	2015	2016	After 2016	Total (2)
Floating (3)	1.97%	1.97%	8/10/2015				$27,000			$27,000
Floating (3)	1.97%	1.97%	3/29/2016					150,000		150,000
Fixed	4.25%	7.13%	11/15/2014			172,500				172,500
Fixed	6.45%	6.45%	8/4/2014			83,000				83,000
Fixed	5.00%	5.01%	11/3/2015				325,000			325,000
Fixed	4.80%	4.83%	7/15/2018						325,000	325,000
Fixed	6.63%	6.74%	6/1/2020						250,000	250,000

				—	—	255,500	352,000	150,000	575,000	1,332,500

Secured Debt:
Fixed (4)	6.37%	3.55%	4/1/2013	402	83,014					83,416
Fixed (4)	4.94%	4.00%	4/15/2015	258	1,062	1,116	26,205			28,641
Fixed (4)	5.09%	3.50%	8/7/2015				34,000			34,000
Fixed (4)	5.23%	3.50%	1/1/2016	199	816	861	908	50,969		53,753
Fixed	6.51%	6.51%	2/1/2017	229	952	1,016	1,084	1,157	64,406	68,844
Fixed	7.15%	7.15%	5/1/2017	535	2,238	2,404	2,581	2,772	1,215	11,745
Fixed	4.27%	4.27%	2/1/2018		2,075	2,358	2,461	2,568	125,538	135,000
Fixed	4.48%	4.48%	7/1/2027		—	—	646	1,600	94,754	97,000
Fixed (5)	Various	Various	Various	23	46	49	51	54	2,317	2,540

				1,646	90,203	7,804	67,936	59,120	288,230	514,939

Total	4.95%	4.97%		$1,646	$90,203	$263,304	$419,936	$209,120	$863,230	$1,847,439

(1)	The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.
(2)	Amounts presented reflect the gross principal balances before the effect of any unamortized discounts/premiums.
(3)	Floating rate debt is calculated at an annual rate of LIBOR plus 1.75% at September 30, 2012.
(4)	Represents secured debt assumed in connection with an operating property acquisition.
(5)	Represents balance outstanding related to public facility bonds (the “Bonds”) issued in February 2008 by the City of Carlsbad. The Bonds have annual maturities beginning on September 1, 2013 through September 1, 2038, with interest rates ranging from 4.74% to 6.20%.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company’s earnings release on October 29, 2012 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a segment basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base, which vary by segment type, have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties that were operational for two comparable periods, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, net gains and losses on disposition of discontinued operations, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of preferred stock called for redemption, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the noncash amortization of deferred financing costs, debt discounts and premiums, share-based compensation awards and original issuance costs on preferred stock called for redemption, amortization of above (below) market rents for acquisition properties and contractual cash rents received in advance of revenue recognition, then subtracting recurring tenant improvements, leasing commissions and capital expenditures, and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and cash received prior to revenue recognition. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Reconciliation of Same Store Net Operating Income to Net (Loss) Income Available to Common Stockholders

(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Same Store Cash Net Operating Income	$48,805	$47,755	$149,689	$144,608
Adjustments:
GAAP Operating Revenues Adjustments, net	4,220	5,870	15,247	16,596
GAAP Operating Expenses Adjustments, net	—	(144)	(2)	(265)

Same Store GAAP Net Operating Income	53,025	53,481	164,934	160,939
Non-Same Store GAAP Net Operating Income	19,226	6,787	43,544	9,868

Net Operating Income excluding discontinued operations	72,251	60,268	208,478	170,807
Net Operating Income from discontinued operations	5,352	9,257	15,945	26,144

Net Operating Income, as defined (1)	77,603	69,525	224,423	196,951

Adjustments:
General and administrative expenses	(8,727)	(6,355)	(26,745)	(20,355)
Acquisition-related expenses	(556)	(1,163)	(3,897)	(2,829)
Depreciation and amortization (including discontinued operations)	(46,274)	(36,251)	(123,650)	(97,810)
Interest income and other net investment gains	330	30	703	272
Interest expense (including discontinued operations)	(19,854)	(24,051)	(60,172)	(66,155)
Net gain on dispositions of discontinued operations	—	12,555	72,809	12,555

Net Income	2,522	15,445	83,471	22,629
Net loss (income) attributable to noncontrolling common units of the Operating Partnership	67	(296)	(1,708)	(320)
Preferred distributions and dividends	(5,342)	(3,799)	(17,775)	(11,397)

Net (Loss) Income Available to Common Stockholders	$(2,753)	$10,195	$63,988	$10,912

(1)	Please refer to page 29 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Reconciliation of EBITDA to Net (Loss) Available to Common Stockholders

(unaudited, $ in thousands)

	Three Months Ended September 30,
	2012	2011
Net (Loss) Income Available to Common Stockholders	$(2,753)	$10,195
Interest expense (including discontinued operations)	19,854	24,051
Depreciation and amortization (including discontinued operations)	46,274	36,251
Net (loss) income attributable to noncontrolling common units of the Operating Partnership	(67)	296
Net gain on dispositions of discontinued operations	—	(12,555)
Preferred distributions and dividends	5,342	3,799

EBITDA (1)	$68,650	$62,037

(1)	Please refer to page 30 for a Management Statement on EBITDA.

Kilroy Realty Corporation

Third Quarter 2012 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities

(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Funds Available for Distribution (1)	$32,366	$18,854	$80,284	$56,745
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	6,394	9,755	26,581	28,888
Depreciation for furniture, fixtures and equipment	312	309	896	839
Preferred distributions and dividends	3,280	3,799	10,795	11,397
Provision for uncollectible tenant receivables	(194)	274	(192)	420
Changes in operating assets and liabilities and other adjustments, net (2)	26,536	24,609	28,963	15,776

GAAP Net Cash Provided by Operating Activities	68,694	$57,600	147,327	$114,065

(1)	Please refer to page 30 for a Management Statement on Funds Available for Distribution.
(2)	Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; other deferred leasing costs; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; rents received in advance and tenant security deposits and other.